Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Pierre Mulacek and Reginald Denny of Arkanova Energy Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K/A of Arkanova Energy Corporation for the period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Arkanova Energy Corporation.

Dated: January 8, 2009

/s/ Pierre Mulacek
Pierre Mulacek, President, Chief Executive Officer,
Secretary, Treasurer and Director
(Principal Executive Officer)

/s/ Reginald Denny
Reginald Denny, Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Arkanova Energy Corporation and will be retained by Arkanova Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.